UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 31, 2006

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

000-21642	35-1617970
(Commission File Number)	(IRS Employer Identification No.)

7337 West Washington Street
Indianapolis, Indiana	46231
(Address of Principal Executive Offices)	(Zip Code)

(317) 247-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                             Bankruptcy or Receivership.

Summary of the First Amended Joint Chapter 11 Plan for Reorganizing Debtors

On October 26, 2004 (the “Petition Date”), ATA Holdings Corp. (“Holdings”), ATA, Airlines, Inc. (“ATA”) and six other direct wholly-owned subsidiaries of Holdings (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Indiana, Indianapolis Division (the “Bankruptcy Court”).  The First Amended Joint Chapter 11 Plan for Reorganizing Debtors (the “Plan”) was proposed by five of the Debtors (Holdings, ATA, ATA Leisure Corp. (“Leisure”), American Trans Air Execujet, Inc. (“Execujet”), and ATA Cargo, Inc. (“Cargo”), which five are collectively referred to herein as the “Reorganizing Debtors”), along with MatlinPatterson Global Advisers, LLC on behalf the New Investor (as defined in the Plan).  On or after the Effective Date (as defined below), the Reorganizing Debtors (other than Holdings) are referred to collectively with their new parent companies as the “Reorganized Companies” and each individually as a “Reorganized Company”.  Holdings will not be a part of the Reorganized Companies and, from and after the Effective Date, is referred to herein as “Reorganized Holdings.”  The assets of the other three Debtors (Ambassadair Travel Club, Inc. (“Ambassadair”), Amber Travel, Inc. (“Amber”), and C8 Airlines Inc., formerly named Chicago Express Airlines, Inc. (“C8”), and collectively referred to as the “Liquidating Debtors”) are or will be sold or otherwise liquidated.  The proceeds from the liquidation of the assets of the Liquidating Debtors and the distribution of the liquidation proceeds will be made to post-Petition Date (and perhaps pre-Petition Date) creditors pursuant to one or more additional chapter 11 plans or through a conversion of one or more of the chapter 11 cases for the Liquidating Debtors to one or more cases under chapter 7 of the Bankruptcy Code.

On January 6, 2006, the Reorganizing Debtors submitted certain immaterial modifications and clerical corrections to the Plan (the “Immaterial Modification”) which were approved by the Bankruptcy Court.

On January 31, 2006, the Bankruptcy Court entered an order (Docket No. 3657) (the “Confirmation Order”) approving and confirming the Plan, as modified. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Plan. The effective date of the Plan is anticipated to be on or before February 28, 2006 (the “Effective Date”).

A copy of the Plan as confirmed by the Bankruptcy Court, the Immaterial Modification and a copy of the Confirmation Order are attached as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The following is a summary of the material terms of the Plan.  This summary only highlights certain provisions of the Plan and is not intended to be a complete description of, or a substitute for, a full and complete reading of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order.

A.                                    The Overall Structure of the Plan

The Plan contemplates the continuation of the businesses of the Reorganizing Debtors, other than Holdings (the “Affiliated Debtors”) as going concerns; however, Leisure and Cargo will be merged into ATA prior to the Effective Date with ATA being the surviving entity.  The Confirmation Order approved the substantive consolidation of the Estates of Holdings, Leisure, Cargo, and Execujet into ATA for all purposes related to the Plan, including but not limited to voting, confirmation, and distribution.

Under the Plan, Claims against and Interests in the Reorganizing Debtors are divided into different Classes based on their similarity.  If the Plan is consummated, on the Effective Date or as soon thereafter as reasonably practicable, the Reorganizing Debtors will make distributions as provided in the Plan.  The Plan also provides for distribution to certain unclassified claims such as Administrative Claims and Priority Tax Claims.

B.                                    Substantive Consolidation

The Estates of Holdings, Cargo, Execujet and Leisure are substantively consolidated into the Estate of ATA for purposes of voting, confirmation, and distribution.

1.                                      Multiple Claims

Under substantive consolidation, multiple Claims asserted against more than one Reorganizing Debtor arising out of the same primary obligation, facts, or circumstances (“Multiple Claims) (for example, a primary obligation of one Reorganizing Debtor with one or more guarantees or co-obligations by one or more of the other Reorganizing Debtors) are for purposes of voting (both number and amount), distribution, and the Rights Offering, an Allowed Claim (if Allowed) in the largest amount of any of the otherwise Allowable Multiple Claims.

2.                                      Claims Aggregation

For purposes of determining whether an Allowed General Unsecured Claim qualifies for treatment as an Unsecured Convenience Class Claim, all General Unsecured Claims (after application of the Multiple Claims Rule) held by a single holder and all of its Affiliates (as “Affiliate” is defined in section 101(2) of the Bankruptcy Code) will be aggregated.  If the total amount of all such aggregated General Unsecured Claims is greater than $1 million (unless greater than $1 million but not more than $2 million and the holder makes an election to participate in the Unsecured Convenience Class) then each of the aggregated General Unsecured Claims of the holder and its Affiliates will be treated as Class 6 Claims.

C.                                    Claims

1.                                      Administrative Claims

Holders of Allowed Administrative Claims that are liquidated (other than Claims for Professional Fees and Administrative Claims with respect to the New DIP Facility Claim and the

Southwest DIP Facility Claim) shall be paid on the first Periodic Distribution Date after such Administrative Claim becomes an Allowed Administrative Claim or as otherwise agreed, Cash equal to the Allowed Claim or as otherwise agreed between the holder of the Allowed Administrative Claim and the Reorganizing Debtors.

Creditors providing service and/or goods in the ordinary course to the Reorganizing Debtors shall be paid for such ordinary course services and/or goods in the ordinary course by the Reorganizing Debtors or the Reorganized Companies.

2.                                      Priority Tax Claims

Priority Tax Claims will be paid in full in Cash or over time as allowed under the Bankruptcy Code or as otherwise agreed.

3.                                      Southwest DIP Facility Claim

On the Effective Date, Southwest will receive Cash and satisfactory protection of Southwest with respect to any draw against the $7 million Chicago LOC, in full satisfaction and release of the Southwest DIP Facility Claim.  However, Southwest will have certain continuing obligations with respect to its guaranty of ATA’s Obligations under the Loan Agreement for Funding ATA Expansion Gate, dated March 17, 2003 and the ongoing effectiveness of the Chicago LOC.

4.                                      New DIP Facility Claim

On the Effective Date, the New DIP Lender will receive, in full satisfaction and release of the New DIP Facility Claim, DIP New Shares.

5.                                      Classified Claims

The Plan divides all Claims against and Interests in the substantively consolidated Estates into nine classes.  With the exception of the Classes established for prepetition equity Interests, which were deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, and Class 5 “Other Priority Claims” and Claims that were Reinstated in Class 4, which are deemed to have accepted the Plan pursuant to Section 1124 of the Bankruptcy Code, all Classes of Claims were entitled to vote on the Plan.

Class	Claim	Plan Treatment of Claim	Projected Recovery	Status	Voting Rights
1	ATSB Secured Claim	$4.5 million in Cash on December 31, 2005 and; delivery of Amended and Restated ATSB Loan Agreement and related documents	100%	Impaired	Entitled to vote
2	Fleet Secured Claim A	New Fleet Note A	100%	Impaired	Entitled to vote
3	Fleet Secured Claim B	New Fleet Note B	100%	Impaired	Entitled to vote
4	Other Secured Claims	Reinstated; Collateral returned; or other treatment as agreed upon.	100%	Impaired	Entitled to vote(1)
5	Other Priority Claims	Cash in full; or other treatment as agreed upon.	100%	Unimpaired	Deemed to accept
6	General Unsecured Claims	Pro Rata share of Unsecured Creditors New Shares, Original Warrants, Additional Warrants (if issued) and for Qualified Holders, the Subscription Rights	0.57 to 0.71%(2)	Impaired	Entitled to vote
7	Unsecured Convenience Class Claims	Pro Rata share of Convenience Class Distribution	1.0%(3) (not to exceed $1.5 million in total)	Impaired	Entitled to vote
8	Old Holdings Preferred Stock Interests	Not entitled to receive any distribution; cancelled and extinguished	0%	Impaired	Deemed to reject
9	Old Holdings Common Stock Interests	Not entitled to receive any distribution; cancelled and extinguished	0%	Impaired	Deemed to reject

Holders of Allowed Class 6 Claims will receive on the applicable Distribution Dates a Pro Rata share of the Unsecured Creditors New Shares and a Pro Rata share of the Original Warrants and, if issued, the Additional Warrants.  The Additional Warrants will be issued if, but only if, all of the Rights Offering New Shares are subscribed for and purchased by Qualified Holders in the Rights Offering.  Qualified Holders of Allowed Class 6 Claims will have an opportunity to exercise Subscription Rights to purchase Rights Offering New Shares.  An Unsecured Convenience Class is proposed for the distribution of Cash in the amount of 1% of

(1)          Any Allowed Claim in Class 4 that is Reinstated is Unimpaired and is deemed to accept the Plan.

(2)          The projected range of recovery for Claims in Class 6 is based in part upon (a) the mid-point in the Reorganizing Debtors’ range of enterprise valuation of the Reorganized Companies, (b) an estimate that the total Allowed Class 6 Claims (after reduction of Claims participating in Class 7) total approximately $1.3 to $1.6 billion, and (c) attributing $700,000 value to the Original Warrants and Additional Warrants in calculating the low end of the recovery range and $1.4 million of value for such warrants on the high end.  In addition, no dollar value is attributed to the subscription rights provided to Qualified Holders of Allowed Class 6 Claims to participate in the Rights Offering.

(3)          The percentage recovery for Class 7 Claims is based upon a Claim of $1,000,000 or less and not upon an Allowed Class 6 Claim that elects to reduce its Claim, as permitted by this Plan, to receive the Convenience Distribution.  The projected recovery further assumes that the cap of $1.5 million in total disbursements is not reached.

the allowed amounts of Unsecured Convenience Class Claims (held in an allowed amount of $1,000,000 or less) or in an amount of $10,000 (1% of $1,000,000) for each General Unsecured Claim allowed in an amount between $1,000,000 and $2,000,000 where the holder voluntarily elects to participate in the Unsecured Convenience Class and thereby reduces its Claim by an election on the Ballot or as otherwise agreed by the Reorganizing Debtors or Reorganized Companies to $1,000,000.

Recoveries by holders of Allowed Class 6 Claims are based on certain assumptions contained in the Valuation of Reorganized Companies, including an assumed reorganization value of the New Shares equal to $10.00 per share (“Per Share Value”).

The New Holding Company does not intend to register the New Shares or any other class of equity securities under Section 12 of the Exchange Act unless and until it is required to do so.  Registering the New Shares, or any other class of equity securities, under the Exchange Act would be required if and when the New Holding Company has a class of equity securities held by 500 or more holders of record at the end of any fiscal year.  Accordingly, the earliest that the New Holding Company would be required to register the New Shares or any other class of equity securities under the Exchange Act would be within 120 days after December 31, 2006.  Prior to any such registration, the New Holding Company will not be required to file any periodic reports under the Exchange Act and the New Shares will not be eligible for trading on any exchange or Nasdaq.

The Reorganizing Debtors estimate that at the conclusion of the Claims objection, reconciliation, and resolution process (120 days after the Effective Date unless otherwise extended by Bankruptcy Court Order), Allowed Secured Claims against the Reorganizing Debtors will aggregate approximately $97 million, Allowed Priority Tax Claims and other Priority Claims will aggregate approximately $1.9 million, and Allowed General Unsecured Claims will aggregate approximately $1.3 to $1.6 billion.  Allowed Unsecured Convenience Class Claims will aggregate approximately $60 million (as may be adjusted by the voluntary election of holders of General Unsecured Claims in amounts more than $1 million but not more than $2 million to reduce such Claims to the amount of $1 million to participate in the Unsecured Convenience Class).

Allowed Administrative Claims at the conclusion of the Claims objection, reconciliation and resolution process (including Claims associated with the Cure of assumed contracts and leases, reclamation rights, and 1110(b) stipulations, but not including ordinary course obligations or Professional Fees) are estimated to aggregate approximately $11.0 million.

D.                                    Executory Contracts and Unexpired Leases

1.                                      Assumed Contracts And Leases.

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, each executory contract and unexpired lease listed on Exhibit H, as amended, to the Plan shall be deemed automatically assumed and the proposed Cure established in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the

Confirmation Date unless such executory contract or unexpired lease (i) shall have been previously assumed or rejected by the Reorganizing Debtors by order of the Bankruptcy Court, (ii) shall have previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to reject pending on or before the Confirmation Date.  Except as limited above, entry of the Confirmation Order by the Bankruptcy Court constituted approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Company in accordance with its terms, except as modified by the provisions of this Plan, any order of the Bankruptcy Court authorizing or providing for its assumption, or applicable federal law, or by agreement between the Reorganizing Debtor and the counterparty.

2.                                      1996-1997 EETC Transactions and Survival and Continued Effect for 1996-1997 EETC Documents.

Notwithstanding any other provision of this Plan to the contrary, ATA/Reorganized ATA shall be entitled to retain the use of the 1996-1997 Aircraft in accordance with the terms of the Restructuring Term Sheet, as it may have been amended by agreement and originally as approved by the 1996-1997 Approval Order.  On the Effective Date, (i) each of the Original Leases (as defined in the Restructuring Term Sheet) shall be rejected, (ii) the Original Leases shall be deemed terminated by such rejection, (iii) the 1996-1997 EETC Aircraft shall be deemed constructively returned to the 1996-1997 EETC Aircraft Creditors, and (iv) the applicable indenture trustees will, subject to the fulfillment of all conditions precedent as the same may have been amended contained in the Restructuring Term Sheet, including, without limitation, the payment of all fees and expenses provided therein, direct the existing lessors or their newly formed special purpose entities to concurrently therewith enter into new leases of the 1996-1997 EETC Aircraft and related transaction documents with Reorganized ATA.  Such new leases and related transaction documents will comply in all respects with the terms contained in the Restructuring Term Sheet.  New ATA Holdings will guarantee the obligations of Reorganized ATA arising from such new leases.  Notwithstanding any other provision of this Plan, the Confirmation Order or Plan Exhibit to the contrary (other than with respect to the Reorganizing Debtors’ obligations under the Original Leases which will be governed by the Plan and Confirmation Order), nothing in the Plan, the Confirmation Order or any of the Plan Exhibits (including any provision that purports to be preemptory, discharging or supervening) other than the Restructuring Term Sheet and the 1996-1997 EETC Approval Order shall in any way operate to, or have the effect of, or be deemed impairing, effecting, modifying or releasing in any respect the legal, equitable, or contractual rights of the 1996-1997 EETC Aircraft Creditors (including the beneficial holders of certificates issues thereunder and indenture trustees for such certificate holders) under the 1996-1997 EETC documents (other than the Original Leases) and any documents ancillary thereto, including the terms of any and all intercreditor and subordination agreements, or provisions of any of them governing the relationships of the respective Indenture Trustees, the Note Trustees, the Subordination Agent, and their respective beneficial holders, including those provisions relating to distributions, the rights of the Indenture Trustees, the Subordination Agents and the Note Trustees to certain payments and (to the extent applicable) indemnity from the applicable holders, and liens on property to be distributed to any holders to secure the payment of the fees and expenses of the Indenture Trustees, the Subordination Agents and the Note Trustees shall not be affected by confirmation of the Plan.  The 1996-1997 EETC documents (other than the Original Leases), subject only to the terms of the Restructuring Term Sheet, shall remain in full force and effect and shall be fully binding, valid and enforceable between and among the parties and beneficiaries thereto.  To the extent that the Plan, Confirmation Order or any Plan Exhibit is inconsistent with the 1996-1997 EETC documents (other than the Original Leases) and any documents ancillary thereto including the Restructuring Term Sheet, the 1996-1997 EETC documents (other than the Original Leases), the 1996-1997 EETC Approval Order and Restructuring Term Sheet shall be controlling so that the Plan and the effectiveness thereof will not affect the rights of the parties under the 1996-1997 EETC documents (other than the Original Leases), the 1996-1997 EETC Approval Order, and Restructuring Term Sheet (other than with respect to the Reorganizing Debtors’ obligations under the Original Leases which will be governed by the Plan and Confirmation Order).

Upon the Effective Date (and the full execution of the New Leases, as defined in the Restructuring Term Sheet), the 1996/1997 EETC Aircraft Rejection Claim shall be allowed as a Class 6 Allowed Claim for all purposes in the amounts specified in the Restructuring Term Sheet.

3.                                      Payments Related To Assumption Of Contracts And Leases.

The provisions (if any) of each executory contract and unexpired lease to be assumed under the Plan which are or may be in default shall be satisfied solely by the Cure listed on Exhibit H, as amended, to the Plan.  In the event of a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption and the Plan Proponents have not withdrawn the proposed assumption prior to the Confirmation Date, Cure shall occur as soon as practicable following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

4.                                      Rejected Contracts And Leases.

Except with respect to executory contracts and unexpired leases that (i) are listed on Exhibit H, as amended, to the Plan, (ii) have previously been assumed or rejected, (iii) shall have previously expired or terminated pursuant to their own terms on or before the Confirmation Date, (iv)  are the subject of a motion to assume or reject filed on or before the Confirmation Date, or (v) are the subject of a notice of assumption or rejection served, pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, all executory contracts and unexpired leases listed on Exhibit G, as amended, to the Plan were deemed automatically rejected as of the Confirmation Date or such earlier date as the Reorganizing Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that neither the exclusion nor inclusion of a contract or lease by the Reorganizing Debtors on Exhibit G, as amended, or Exhibit H, as amended, to the Plan, nor anything contained in the Plan, shall constitute an admission by the Reorganizing Debtors that any such lease or contract is an unexpired lease or executory contract or that any Reorganizing Debtor, or its respective Affiliates, has any liability thereunder.  The Confirmation Order constitutes an order of the Bankruptcy Court approving the assumptions and rejections contemplated in the Plan, pursuant to sections 365 and 1123 of the Bankruptcy Code.

5.                                      Rejection Damages Bar Date.

If the rejection by a Reorganizing Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Reorganizing Debtors or the Reorganized Debtors or the properties of any of such parties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Reorganizing Debtors and the Creditors’ Committee or the Post-Confirmation Committee, as applicable, within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.  This provision does not apply to the 1996-1997 EETC Aircraft Rejection Claim which was allowed by the Confirmation Order without any further action by its holders or to any claim agreed to under an 1110(b) Stipulation approved by order of the Bankruptcy Court.

6.                                      Contracts and Leases Not Listed on Exhibits G or H.

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, any executory contract or unexpired lease not listed on either Exhibit G, as amended, or Exhibit H, as amended, to the Plan were deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Confirmation Date unless such executory contract or unexpired lease (i) shall have been previously assumed or rejected by the Reorganizing Debtors by order of the Bankruptcy Court, (ii) shall have previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending on or before the Confirmation Date, or (iv) is the subject of an 1110(b) Stipulation approved by order of the Bankruptcy Court allowing for later rejection.

7.                                      Amended ALPA Agreement.

Pursuant to the 1113 Compromise, Reorganized ATA shall assume the ALPA Agreement as amended pursuant to the 1113 Compromise as of the Effective Date.  Upon the assumption of the Amended ALPA Agreement, the grievance claims asserted in claim No. 1023 filed by ALPA are reinstated subject to all defenses and only to the extent that such claims have merit.

8.                                      Other Collective Bargaining Contracts.

Except to the extent ATA has filed a motion to reject the collective bargaining agreement pursuant to Bankruptcy Code § 1113 on or before the Voting Deadline, ATA shall assume the collective bargaining agreements (as they may have been amended or modified) with AFA, IAM and TWU.

9.                                      Southwest Codeshare Agreement.

Reorganized ATA shall assume the Southwest Codeshare Agreement as of the Effective Date.

E.                                      New Equity Investment in Reorganized Companies

The Plan provides for the incorporation of a New Holding Company prior to the Effective Date, as the ultimate parent of Reorganized ATA and Reorganized Execujet and as the issuer of New Shares under the Plan.  As a critical element, the Plan requires the equity investment of up to $100 million by the New Investor.  The New Investor’s investment includes (i) the New DIP Facility which constitutes up to $30 million in debtor-in-possession financing which will be exchanged for DIP New Shares on the Effective Date and (ii) the New Investor New Shares which represent an investment of up to an additional $70 million in the form of an equity investment and a standby purchase commitment for any Rights Offering New Shares not subscribed for in the Rights Offering.  As a result of its investment in New Holding Company and dependent on the exercise of Subscription Rights by Qualified holders of Allowed Class 6 Claims, the New Investor will hold between 69.75% and 93.0% of the outstanding New Shares as of the Effective Date and between 60.93% and 82.93% on a “Fully Diluted Basis”. (4)

Qualified Holders may purchase Rights Offering New Shares representing 23.25% of the outstanding New Shares as of the Effective Date and 20.31% on a Fully Diluted Basis of the New Holding Company at the same Per Share Value as paid by the New Investor for its equity investment.  Qualified Holders are Holders of Allowed Class 6 Claims that qualify as “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and who meet certain U.S. citizenship requirements.

The ownership structure of the Reorganized Companies as of the Effective Date and on a fully diluted basis is as follows:

(4) “Fully Diluted Basis” means a percentage of the equity of the New Holding Company assuming that in addition to the Issued New Shares, all New Shares issuable pursuant to the Original Warrants, the Additional Warrants (if issued), the Management Stock Option Plan and the ALPA Stock Option Plan have also been issued.

Ownership Structure - Effective Date

Ownership Structure - Fully Diluted

(1)	Represents options to purchase up to 482,291 shares if the Additional Warrants are not issued or 492,339 shares if the Additional Warrants are issued of New Holding Company common stock.

(2)	Represents options to purchase up to 602,864 shares if the Additional Warrants are not issued or 615,424 shares if the Additional Warrants are issued of New Holding Company common stock.

(3)	Certain holders of allowed Class 6 Claims will be entitled to subscribe for up to 2,500,000 shares of New Holding Company common stock in the Rights Offering.

(4)	The Original Warrants entitle the Unsecured Creditors to purchase an aggregate of 219,443 shares of New Holding Company common stock at $10.00 per share.

(5)

The Additional Warrants, if issued, will entitle the Unsecured Creditors to purchase an aggregate of 228,586 additional shares of New Holding Company common stock at $10.00 per share. The Additional Warrants will be issued to Unsecured Creditors only if all of the shares in the Rights Offering are subscribed for and purchased by Qualified Holders of allowed Class 6 Claims.

(6)	ATA Cargo and ATA Leisure will be merged into ATA Airlines on or before the Effective Date.

(7)

Includes the 752,688 shares of New Holding Company common stock issued to the Unsecured Creditors on the Effective Date and assumes the full exercise of the Original Warrants and the Additional Warrants. If the Additional Warrants are not issued, the fully diluted ownership interest of the Unsecured Creditors would be 8.06%.

(8)

New Investor will be obligated to purchase any shares not subscribed for in the Rights Offering. In the event New Investor is required to purchase all of the shares subject to the Rights Offering, its ownership interest would be increased to 82.93%.

F.                                      New Common Stock Issuable on Effective Date

On the Effective Date, or as soon as reasonably practicable thereafter, the New Holding Company will issue or reserve for issue up to 12,308,480 New Shares as follows:  (a) up to 7,500,000 shares to the New Investor; (b) up to 753,688 shares to be distributed to holders of Allowed Claims entitled to receive distributions with respect to Class 6 under the Plan; (c) up to 2,500,000 shares to Qualified Holders of Allowed Class 6 Claims participating in the Rights Offering; (d) up to 448,029 shares reserved for issuance upon exercise of the Original Warrants and Additional Warrants issued to holders of Allowed Class 6 Claims; (e) up to 615,424 shares reserved for issuance upon exercise of options granted under the Management Stock Option Plan; and (f) up to 492,339 shares reserved for issuance upon exercise of options granted under the ALPA Stock Option Plan.

G.                                    Cancellation of Existing Equity Securities

On the Effective Date, except as otherwise specifically provided for in the Plan or the Confirmation Order (a) the Old Holdings Common Stock, Old Holdings Preferred Stock, the Old Holdings Unsecured Notes and any other note, bond, indenture, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Reorganizing Debtors, except such notes, other instruments or documents evidencing indebtedness or obligations of the Reorganizing Debtors that are Reinstated under the Plan, will be cancelled solely as to the Reorganizing Debtors, and the Reorganizing Debtors shall not have any continuing obligations thereunder, and (b) the obligations of, Claims against, and/or Interests in the Reorganizing Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Old Holdings Common Stock, Old Holdings Preferred Stock, the Old Holdings Unsecured Notes and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Reorganizing Debtors, except such agreements or notes or other instruments evidencing indebtedness or obligations of the Reorganizing Debtors that are Reinstated under the Plan, as the case may be, will be released and discharged; provided, that any such agreement that governs the rights of the holder of a Claim will continue in effect solely for purposes of (i) allowing an indenture trustee, an agent or a servicer (each hereinafter referred to as a “Servicer”) to make the distributions to be made on account of such Claims under the Plan as provided therein, (ii) permitting such Servicer to maintain any rights or liens it may have against property other than the Reorganized Companies’ property for fees, costs, and expenses under such Indenture or other agreement, and (iii) governing the rights and obligations of non-Reorganizing Debtor parties to such agreements, vis-à-vis each other and (iv) preserving any claims by or on behalf of bondholders, indenture trustee, loan trustee, subordination agents, pass through trustees or similarly situated parties against any Person (other than the Reorganizing Debtors or Reorganized Companies) that arise under or are related to such agreements; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Reorganizing Debtors under the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Companies.  The Reorganized Companies will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Plan.

H.                                    Effect of Confirmation

1.                                      Revesting of Assets.

Each of Reorganized Holdings, Reorganized Execujet, and Reorganized ATA (into which Leisure and Cargo are to be merged on or prior to the Effective Date) shall continue as separate entities with all the powers of a corporation under the laws of the state of incorporation without prejudice to any right to alter or terminate its existence.  Except as otherwise provided in the Plan, on and after the Effective Date, all property of each Estate and any property acquired by the Reorganizing Debtors under the Plan shall vest in Reorganized Holdings, Reorganized Execujet, and Reorganized ATA, respectively, free and clear of all Liens, Claims, charges or other encumbrances.  On and after the Effective Date, each of Reorganized Holdings, Reorganized Execujet, and Reorganized ATA may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Interests without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than those restrictions expressly imposed by the Plan and the Confirmation Order.

2.                                      Discharge of the Reorganizing Debtors.

Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Reorganizing Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted the Plan.  The Confirmation Order will be a judicial determination of the discharge of all liabilities of and Interests in the Reorganizing Debtors, subject to the Effective Date occurring.  Solely with respect to the United States (which term shall include for the purposes of the Plan, all agencies and entities of the United States), the discharge provisions set forth in the Plan shall not operate to expand the Reorganizing Debtors’ discharge rights beyond those established by the Bankruptcy Code.  The discharge provisions set forth in the Plan are not intended and shall not be construed, to bar the United States from pursuing any police or regulatory action against the Reorganizing Debtors or Reorganized Debtors.

3.                                      Compromises and Settlements.

In accordance with the Plan, pursuant to Bankruptcy Rule 9019(a), without further order of the Bankruptcy Court, the Reorganizing Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons.  The Reorganizing Debtors expressly reserve the right to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.  After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in the Plan.

4.                                      Releases by Reorganizing Debtors.

(a)  Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Reorganizing Debtor, in its individual capacity and as a debtor-in-possession, for and on behalf of its Estate, shall release and discharge and be deemed to have released and discharged all Released Parties for and from any and all Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Reorganizing Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Reorganizing Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases.  Notwithstanding the foregoing, nothing in the Plan releases or shall be deemed to release any of the Reorganizing Debtors, the ATSB Lender Parties, the New Investor, Southwest, the ATSB Lenders or their respective Affiliates from their obligations under the Plan, the Investment Agreement, the Southwest Codeshare Agreement, the Southwest Bid, the Amended and Restated ATSB Loan Documents, the ATSB Lenders Settlement Agreement or the transactions contemplated thereby, to release Southwest from any other contracts between Reorganizing Debtors and Southwest, or to release the City of Chicago with respect to the Chicago Release Carve Out.

(b)  No provision of this Plan or of the Confirmation Order, including, without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

(c)  The Reorganized Debtors and any newly-formed entities that will be continuing the Reorganizing Debtors’ businesses after the Effective Date shall be bound, to the same extent the Reorganizing Debtors are bound, by all of the releases set forth above.

5.                                      Releases by Holders of Claims and Interests.

On the Effective Date each Person voting to accept the Plan, to the fullest extent permissible under applicable law, in consideration for the obligations of the Reorganizing Debtors and the Reorganized Debtors under the Plan and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan (each a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that the Plan shall not release any Released Party from any Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, or (iii) any criminal laws of the United States or any domestic state, city or municipality.  Nothing set forth in the Plan or the Confirmation Order shall be construed to preclude the United States from pursuing any cause of action against any of the Released Parties based upon any civil laws of the United States.  Nothing in the Plan is intended to permit the United States to assert any claim against any of the Reorganizing Debtors, or Reorganized Debtors for the payment of money for acts or omissions occurring prior to the Confirmation Date.  A vote by any governmental agency or entity in favor of the Plan does not constitute acceptance of the Plan by any other government agency or entity or by the United States as a whole.

6.                                      Setoffs.

The Reorganizing Debtors may, but shall not be required to, set off against any Claim (except for the 1996-1997 EETC Aircraft Rejection Claim), and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Reorganizing Debtors may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganizing Debtors or the Reorganized Debtors of any such claim that the Reorganizing Debtors or the Reorganized Debtors may have against the holder of such Claim.

7.                                      Satisfaction of Subordination Rights.

All Claims against the Reorganizing Debtors and all rights and claims between or among the holders of Claims relating in any manner whatsoever to distributions on account of Claims against the Reorganizing Debtors, based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to the holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date.  Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by the holder of any Claim by reason of any subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

8.                                      Exculpation and Limitation of Liability.

Except as otherwise specifically provided in the Plan, the Reorganizing Debtors, the Reorganized Debtors, the Creditors’ Committee, the members of the Creditors’ Committee in their capacities as such, the New DIP Lenders, Southwest, the New Investor, the ATSB Lender Parties (solely in such capacity) and BearingPoint, Inc. (formerly KPMG Consulting, Inc.), as Loan Administrator under the ATSB Loan Agreement, the Indenture Trustee and Wilmington

Trust Company, in its capacity as loan trustee, subordination agent, pass through trustee or similar capacity under the Aircraft Equipment financing arrangements concerning the 2000-1 EETC Aircraft and 1996-1997 EETC Aircraft (except with respect to the Wilmington Release Carve Out) and any of such parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors (including Jefferies), investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any holder of a Claim or an Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Reorganizing Debtors’ Chapter 11 Cases, negotiation and filing of the Plan, filing the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  Notwithstanding the foregoing, nothing in the Plan releases or shall be deemed to release any of the Reorganizing Debtors, the Reorganized Debtors, the ATSB, the New Investor, Southwest, the ATSB Lender Parties or their respective Affiliates from their obligations under the Plan, the Investment Agreement, the Southwest Codeshare Agreement, the Southwest Bid, the Amended and Restated ATSB Loan Documents, the ATSB Lenders Settlement Agreement or the transactions contemplated thereby or to release Southwest from any other contracts between Reorganizing Debtors and Southwest.

9.                                      Indemnification Obligations.

Except as specifically provided in the Plan, in satisfaction and compromise of the Indemnitees’ Indemnification Rights, all Indemnification Rights, except (i) those based upon any act or omission arising out of or relating to any Indemnitee’s service with, for, or on behalf of the Reorganizing Debtors on or after the Petition Date, and (ii) those held by Persons who served during the Chapter 11 Cases as the Reorganizing Debtors’ respective officers, directors, or employees and/or serve in such capacities (or similar capacities) after the Effective Date, shall be released and discharged on and as of the Effective Date; provided that the Indemnification Rights excepted in subparts (i) and (ii) shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases.

10.                               Injunction.

The satisfaction, release, and discharge pursuant to the Plan shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.  Notwithstanding the foregoing, nothing in the Plan shall enjoin or otherwise impair any right of setoff and/or recoupment that the United States may otherwise have or be construed to preclude the United States from pursuing any regulatory or police action against any Reorganizing Debtor or Reorganized Debtor.

I.                                         Information as to Assets and Liabilities

Information as to the Reorganizing Debtors’ assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period November 1, 2005 through November 30, 2005, filed with the Bankruptcy Court on January 3, 2006.  The Monthly Operating Report is included as Exhibit 99 to Holding’s Current Report on From 8-K, filed with the SEC on January 3, 2006, and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

2.1*                          First Amended Joint Chapter 11 Plan for Reorganizing Debtors.

2.2                                 Reorganizing Debtors’ First Immaterial Modification and Clerical Correction to the First Amended Joint Chapter 11 Plan of Reorganization for the Reorganizing Debtors.

2.3                                 Order Confirming the First Amended Joint Chapter 11 Plan for Reorganizing Debtors.

*  The Reorganizing Debtors filed with the Bankruptcy Court the following attachments to the Plan as a Plan Supplement which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Current Report on Form 8-K:  (1) Exhibit A – Investment Agreement, (2) Exhibit B – Amended and Restated ATSB Loan Agreement, (3) Exhibit C – New Investor Exit Facility Secured Note, (4) Exhibit D – New Investor Exit Facility Security Agreement, (5) Exhibit E – New Fleet Note A, (6) Exhibit F – New Fleet Note B, (7) Exhibit G – Nonexclusive Schedule of Rejected Executory Contracts and Unexpired Leases, (8) Exhibit H – Exclusive Schedule of Assumed Executory Contracts and Unexpired Leases, (9) Exhibit I – Nonexclusive List of Retained Actions and Nonexclusive List of Avoidance Actions, (10) Exhibit J – ALPA Stock Option Plan, (11) Exhibit K – Management Stock Option Plan, (12) Exhibit L – Subscription Forms, (13) Exhibit M – Rights Offering Claim Amount List, (14) Exhibit N – Articles of Incorporation and Bylaws, (15) Exhibit O – Accredited Investor Certification, (16) Exhibit P – Certificate of U.S. Citizenship, (17) Exhibit Q – Warrant Agreement and (18) Exhibit R – Minority Shareholder Protection Term Sheet.  Holdings will furnish supplementally a copy of any exhibit to the Plan to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006

ATA HOLDINGS CORP.

By:	/s/ Brian T. Hunt
	Name:	Brian T. Hunt,
	Title:	Vice President and General Counsel